Exhibit 99.1

KemPharm Files Preliminary Proxy for Special Meeting of Stockholders

Celebration, FL – September 25, 2020 – KemPharm, Inc. (KemPharm, or the Company) (OTCQB: KMPH), a specialty pharmaceutical company engaged in the discovery and development of proprietary prodrugs, today filed a preliminary proxy statement on Schedule 14A (the Preliminary Proxy Statement) with the U.S. Securities and Exchange Commission (SEC) to hold a special meeting of stockholders to authorize a potential reverse stock split of the Company’s common stock (the Special Meeting).  If authorized, and subsequently if the Company’s Board of Directors determines that business conditions warrant making it effective, this reverse stock split would potentially reduce the number of common shares outstanding and thereby increase the bid price of KemPharm’s common stock to a level which would potentially allow the Company to meet the bid price requirement for re-listing on the Nasdaq Capital Market.  In order to be eligible to re-list on the Nasdaq Capital Market, the Company would need to satisfy the other initial listing requirements in addition to the bid price requirement, as well as review and approval of a listing application by Nasdaq.

As previously disclosed, the Company continues to work with its financial advisors through a process to restructure its outstanding debt and to position itself to be in compliance with the initial listing requirements for re-listing its common stock on the Nasdaq Capital Market.  The Company cannot predict when or if any such debt restructure will occur or what the terms of any debt restructure may be.  The record and meeting dates for the Special Meeting have not yet been announced.

“The filing of this preliminary proxy statement to authorize a potential reverse stock split is an initial step in the process to potentially regain KemPharm’s listing on the Nasdaq Capital Market,” said Travis Mickle, Ph.D., President and CEO of KemPharm.  “We believe that re-listing our common stock on a national exchange could potentially provide access to a broader stockholder base, including institutional investors, and enable greater trading efficiency that may allow us to capitalize on our potential upcoming milestones associated with the New Drug Application for our lead product candidate, KP415, including its PDUFA date on March 2, 2021.  However, we only intend to make a reverse split effective if we determine that doing so would be in the best interest of the Company and our stockholders.”

Additional Information and Where to Find it:

This communication is being made in respect of the proposed special meeting of the stockholders of KemPharm.  KemPharm filed with the SEC the Preliminary Proxy Statement, and will file other documents regarding the Special Meeting with the SEC.  Following the filing of the Preliminary Proxy Statement and any SEC review thereof, if any, the Company will mail the definitive proxy statement (the Definitive Proxy Statement) to its stockholders.  Before making any voting decision regarding the matters to be presented at the Special Meeting, stockholders are advised to read the Preliminary Proxy Statement and, when available, the Definitive Proxy Statement in connection with the solicitation for proxies for the Special Meeting, because these statements will contain important information.  The Definitive Proxy Statement will be mailed to stockholders as of a record date to be established for voting on the matters to be presented at the Special Meeting.  KemPharm’s stockholders may also obtain a copy of the Preliminary or Definitive Proxy Statement (once available) as well as other documents filed with the SEC by KemPharm, without charge, at the SEC’s website located at www.sec.gov or by directing a request to:  KemPharm, Inc., 1180 Celebration Blvd., Suite 103, Celebration, FL, 34747, Attn: Corporate Secretary.

Participants in the Solicitation:

The Company, and its directors and its executive officers, may under the rules of the SEC, be considered participants in the solicitation of proxies with respect to the Special Meeting.  Information about the directors and executive officers of the Company and a description of their interests in the Company and the matters to be presented at the Special Meeting are contained in the Preliminary Proxy Statement and Definitive Proxy Statement, each as filed with the SEC.  Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders, filed with the SEC on May 8, 2020.  These documents can be obtained free of charge from the sources indicated above.

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT® (Ligand Activated Therapy) technology. KemPharm utilizes its proprietary LAT® technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of attention deficit hyperactivity disorder, or ADHD, and stimulant use disorder. KemPharm’s co-lead clinical development candidates for the treatment of ADHD, KP415 and KP484, are both based on a prodrug of d-methylphenidate, but have differing duration/effect profiles. In addition, KemPharm has received FDA approval for APADAZ®, an immediate-release combination product containing benzhydrocodone, a prodrug of hydrocodone, and acetaminophen. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements, including without limitation statements regarding the timing and probability of potential FDA approval of the KP415 NDA, the potential authorization of a reverse stock split, the Company’s ability to regain compliance with the initial listing standards of the Nasdaq Capital Market and the potential benefits, if any, of re-listing the Company’s common stock on the Nasdaq Capital Market or any national exchange, the Company’s ability to restructure its debt, if at all, are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm’s business are described in detail in KemPharm’s Annual Report on Form 10-K for the year ended December 31, 2019, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission.  KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

KemPharm Contacts:
Jason Rando / Maureen McEnroe Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com mmcenroe@tiberend.com